Exhibit 99.1

News Release

FOR RELEASE –– MARCH 4, 2014

Corning Announces $1.25 Billion Accelerated Share Repurchase

CORNING, N.Y. — Corning Incorporated (NYSE: GLW) today announced that it has entered into an accelerated share repurchase agreement (ASR) with Citibank, N.A. to repurchase $1.25 billion of the company’s common stock. The ASR is part of Corning’s $2 billion share repurchase program made effective concurrent with the closing of Corning’s full acquisition of Samsung Corning Precision Materials Co., Ltd. (now Corning Precision Materials) on Jan. 15, 2014.

“This ASR, coupled with other repurchase activity in the first quarter, essentially offsets the dilution related to the Samsung Corning Precision acquisition and further demonstrates our commitment to creating, enhancing, and returning value to our shareholders,” said James B. Flaws, vice chairman and chief financial officer.

Under the terms of the ASR, Corning has agreed to repurchase in total $1.25 billion of its common stock from Citibank, N.A., with an initial delivery of approximately 52.5 million shares based on current market prices. The final number of shares to be repurchased will be based on Corning’s volume-weighted average stock price during the term of the transaction. The program is expected to be completed in the second quarter of 2014. The company expects to finance the ASR with cash on hand.

Year to date through March 4, 2014, Corning has repurchased nearly 100 million shares, including the initial delivery of shares under this ASR. Additional details on the share repurchase program will be provided at the Morgan Stanley Technology, Media & Telecom Conference at 9:30 a.m., PT on March 4. The conference will be broadcast live on Corning’s website www.corning.com/investor—relations. To view the broadcast, go to the link and click “Investor Events” on the left.

Forward-Looking and Cautionary Statements
This press release contains “forward-looking statements” (within the meaning of the Private Securities Litigation Reform Act of 1995), which are based on current expectations and assumptions about Corning’s financial results and business operations, that involve substantial risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include: the effect of global political, economic and business conditions; conditions in the financial and credit markets; currency fluctuations; tax rates; product demand and industry capacity; competition; reliance on a concentrated customer base; manufacturing efficiencies; cost reductions; availability of critical components and materials; new product commercialization; pricing fluctuations and changes in the mix of sales between premium and non-premium products; new plant start-up or restructuring costs; possible disruption in commercial activities due to terrorist activity, armed conflict, political or financial instability, natural disasters, adverse weather conditions, or major health concerns; adequacy of insurance; equity company activities; acquisition and divestiture activities; the level of excess or obsolete inventory; the rate of technology change; the ability to enforce patents; product and components performance issues; retention of key personnel; stock price fluctuations; and adverse litigation or regulatory developments. These and other risk factors are detailed in Corning’s filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the day that they are made, and Corning undertakes no obligation to update them in light of new information or future events.

About Corning Incorporated
Corning Incorporated (www.corning.com) is the world leader in specialty glass and ceramics. Drawing on more than 160 years of materials science and process engineering knowledge, Corning creates and makes keystone components that enable high-technology systems for consumer electronics, mobile emissions control, telecommunications and life sciences. Our products include glass substrates for LCD televisions, computer monitors and laptops; ceramic substrates and filters for mobile emission control systems; optical fiber, cable, hardware & equipment for telecommunications networks; optical biosensors for drug discovery; and other advanced optics and specialty glass solutions for a number of industries including semiconductor, aerospace, defense, astronomy, and metrology.

Media Relations Contact:
Daniel F. Collins
(607) 974-4197
collinsdf@corning.com

Investor Relations Contact:
Ann H.S. Nicholson
(607) 974-6716
nicholsoas@corning.com